Exhibit 3.1

Territory of the British Virgin Islands

The BVI Business Companies Act

(No. 16 of 2004)

Memorandum and Articles of Association

of

Vittoria Limited

Incorporated this 27th day of May, 2022

Amended and restated this 25th day of October, 2022

CORPORATE REGISTRATIONS LIMITED

Sea Meadow House,

(P.O. Box 116), Road Town, Tortola

British Virgin Islands

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TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM OF ASSOCIATION

OF

Vittoria Limited

1	COMPANY NAME

The name of the Company is Vittoria Limited.

1.1	The directors or members may from time to time change the Company’s name by Resolution of Directors or Resolution of Members. The directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file an application for change of name with the Registrar, and any such change will take effect from the date of the certificate of change of name issued by the Registrar.

1.2	A change of name of the Company shall constitute an amendment of this Memorandum and the Articles and, in the event of a resolution being passed to change the name of the Company, the provisions below in respect of amendments to this Memorandum and the Articles must be complied with.

2	COMPANY LIMITED BY SHARES, LIABILITY OF MEMBERS

2.1	The Company is a company limited by shares.

2.2	The liability of each member is limited to:

2.2.1	the amount from time to time unpaid on that member’s shares;

2.2.2	any liability expressly provided for in this Memorandum or the Articles; and

2.2.3	any liability to repay a distribution pursuant to section 58(1) of the Act.

3	REGISTERED OFFICE

3.1	The first registered office of the Company will be situated at Corporate Registrations Limited of Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

3.2	The directors or members may from time to time change the Company’s registered office by Resolution of Directors or Resolution of Members, provided that the Company’s registered office shall at all times be the office of the registered agent. The directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file with the Registrar a notice of change of registered office, and any such change of registered office will take effect from the date of the registration by the Registrar of such notice.

4	REGISTERED AGENT

4.1	The first registered agent of the Company will be Corporate Registrations Limited of Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

4.2	The directors or members may from time to time change the Company’s registered agent by Resolution of Directors or Resolution of Members. The directors shall give notice of such resolution to the registered agent of the Company (meaning the existing registered agent), for the registered agent to file with the Registrar a notice of change of registered agent, and any such change of registered agent will take effect from the date of the registration by the Registrar of such notice.

4.3	If at any time the Company does not have a registered agent, a registered agent may be appointed by a Resolution of Directors or Resolution of Members.

5	GENERAL OBJECTS AND POWERS

5.1	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Act or any other law of the British Virgin Islands.

5.2	Without limiting the foregoing, the powers of the Company include the power to do the following:

5.2.1	grant options over unissued shares in the Company and treasury shares;

5.2.2	issue securities that are convertible into shares;

5.2.3	give financial assistance to any person in connection with the acquisition of the Company’s own shares;

5.2.4	issue debt obligations of every kind and grant options, warrants and rights to acquire debt obligations;

5.2.5	guarantee a liability or obligation of any person and secure any obligations by mortgage, pledge or other charge, of any of its assets for that purpose; and

5.2.6	protect the assets of the Company for the benefit of the Company, its creditors and its members and, at the discretion of the directors, for any person having a direct or indirect interest in the Company.

6	MAXIMUM NUMBER OF AUTHORISED SHARES

6.1	The Company is authorised to issue a maximum of 500,000,000 shares of one class of US$0.0001 par value.

6.2	The shares issued of one class or series may be converted to another class or series.

6.3	The shares may be divided into such number of classes and series of shares as may be determined from time to time by Resolution of Directors or Resolution of Members and until so divided shall comprise one class and series.

6.4	The directors or members may from time to time by Resolution of Directors or Resolution of Members increase or decrease the maximum number of shares the Company is authorised to issue, by amendment to this Memorandum in accordance with the provisions below.

7	RIGHTS CONFERRED BY SHARES

7.1	Each share in the Company confers on the holder:

7.1.1	the right to one vote on any Resolution of Members;

7.1.2	the right to an equal share in any dividend paid by the Company in accordance with the Act; and

7.1.3	the right to an equal share in the distribution of the surplus assets of the Company.

8	REGISTERED SHARES ONLY

Shares in the Company may only be issued as registered shares and the Company is not authorised to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares.

9	AMENDMENTS TO THIS MEMORANDUM AND THE ARTICLES

9.1	Subject to the provisions of the Act, the directors or members may from time to time amend this Memorandum or the Articles by Resolution of Directors or Resolution of Members. The directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file with the Registrar a notice of the amendment to this Memorandum or the Articles, or a restated memorandum and articles of association incorporating the amendment(s) made, and any such amendment(s) to this Memorandum or the Articles will take effect from the date of the registration by the Registrar of the notice of amendment or restated memorandum and articles of association incorporating the amendment(s) made.

9.2	Notwithstanding any provision to the contrary in this Memorandum or the Articles, the directors shall not have the power to amend this Memorandum or the Articles:

9.2.1	to restrict the rights or powers of the members to amend this Memorandum or the Articles;

9.2.2	to change the percentage of members required to pass a resolution to amend this Memorandum or the Articles; or

9.2.3	in circumstances where this Memorandum or the Articles cannot be amended by the members.

9.3	A change of registered office or registered agent shall not constitute an amendment of this Memorandum or the Articles.

10	DEFINITIONS AND INTERPRETATION

10.1	In this memorandum of association and the articles of association of the Company:

“Act”	means the BVI Business Companies Act, 2004;

“Articles”	means the Company’s article or association, and

“Article” shall be construed accordingly;

“Memorandum”	means the Company’s memorandum of
association;

“Registrar”	means the Registrar of Corporate Affairs
appointed under the Act;

“Resolution of Directors”	means either:

(a) a resolution approved at a duly
constituted meeting of directors of the
Company by a majority of the votes cast
by directors who are present in person
or by alternate at the meeting in
accordance with the Articles; or

(b) a resolution consented to in writing by
or on behalf of a majority of the
directors of the Company in accordance
with the Articles;

“Resolution of Members”	means either:

(a) a resolution passed at a meeting of
members either on a show of hands or
by a poll in accordance with the Articles;
or

(b) a resolution duly consented to in writing
members representing a majority of the
votes of shares entitled to vote on the
resolution in accordance with this
Memorandum and the Articles.

10.2	In this Memorandum and the Articles:

10.2.1	words and expressions defined in the Act shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and the neuter and references to persons shall include corporations and all entities capable of having a legal existence;

10.2.2	reference to a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

10.2.3	the headings are for convenience only and shall not affect the construction of this Memorandum or the Articles;

10.2.4	reference to a thing being “written” or “in writing” includes all forms of writing, including all electronic records which, in the determination of the directors, satisfy the requirements of the Electronic Transactions Act, 2001;

10.2.5	reference to a thing being “signed” or to a person’s “signature” shall include reference to an electronic signature which, in the determination of the directors, satisfies the requirements of the Electronic Transactions Act, 2001, and reference to the Company’s “seal” shall include reference to an electronic seal which, in the determination of the directors, satisfies the requirements of the Electronic Transactions Act, 2001.

We, Corporate Registrations Limited of Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands, in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 27th day of May, 2022.

Incorporator

Sgd: Alicia Davis and Marsha Fahie

_______________________________

Alicia Davis and Marsha Fahie

Authorised Signatories

Corporate Registrations Limited

Sea Meadow House

P. O. Box 116

Road Town, Tortola

British Virgin Islands

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

ARTICLES OF ASSOCIATION

OF

Vittoria Limited

1	SHARE CERTIFICATES

1.1	Every person whose name is entered as a member in the Company’s register of members, being the holder of shares, shall without payment (except where otherwise noted) be entitled to a share certificate in the following circumstances:

1.1.1	on the issuance of such shares to such member;

1.1.2	on the transfer of such shares to such member;

1.1.3	on a re-designation, conversion or other restructuring of such shares with the effect that the certificate in issue no longer properly describes such shares; and

1.1.4	at the discretion of the directors (who may levy a reasonable charge), on notice to the Company of a change of name of the member.

1.2	Such certificate shall be signed by a director or under the common seal of the Company (which the registered agent of the Company is authorised to affix to such certificate) with or without the signature of any director or officer of the Company specifying the share or shares held and the par value thereof (if any), provided that in respect of shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

1.3	If a certificate is worn out or lost it may, subject to the prior written consent of any mortgagee or chargee whose interest in the relevant certificated shares has been noted on the Company’s register of members, be renewed on production of the worn out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require. Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such a certificate.

2	ISSUE OF SHARES

2.1	Subject to the provisions of these Articles, the unissued shares of the Company shall be at the disposal of the directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration, being not less than the par value (if any) of the shares being disposed of, and upon such terms and conditions as the directors may determine. Such consideration may take any form acceptable to the directors, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services. Before issuing shares for a consideration other than money, the directors shall pass a Resolution of Directors stating:

2.1.1	the amount to be credited for the issue of the shares;

2.1.2	their determination of the reasonable present cash value of the non-money consideration for the issue; and

2.1.3	that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the shares.

2.2	Subject to the provisions of the Act in this regard, shares may be issued on the terms that they are redeemable or, at the option of the Company, liable to be redeemed, on such terms and in such manner as the directors before or at the time of the issue of such shares may determine.

2.3	The Company may issue bonus shares, partly paid shares and nil paid shares.

2.4	The directors may redeem any share issued by the Company at a premium.

2.5	Except as required by the Act, and notwithstanding that a share certificate may, in the Company’s discretion, refer to a member holding shares “as trustee” or similar expression, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except as provided by these Articles or by the Act) any other rights in respect of any share except any absolute right to the entirety thereof by the registered holder.

2.6	Section 46 of the Act in respect of pre-emptive rights shall not apply to the issue, allotment, transfer, purchase, redemption, or acquisition of shares in the Company.

3	FORFEITURE OF SHARES

3.1	The Company may, at any time after the due date for payment, serve on a member who has not paid in full for shares registered in the name of that member, a written notice of call (“Notice of Call”) specifying a date for payment to be made. The Notice of Call shall name a further date not earlier than the expiration of 14 days from the date of service of the Notice of Call on or before which the payment required by the Notice of Call is to be made and shall contain a statement that in the event of non-payment at or before the time named in the Notice of Call the shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

3.2	Where a written Notice of Call has been issued under the foregoing Article and the requirements of the Notice of Call have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the shares to which the Notice of Call relates. The Company is under no obligation to refund any moneys to the member whose shares have been cancelled pursuant to this Article and that member shall be discharged from any further obligation to the Company.

4	TRANSFER OF SHARES

4.1	Shares in the Company shall be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. The instrument of transfer shall also be signed by the transferee if registration as a holder of the shares imposes a liability to the Company on the transferee. The instrument of transfer of a registered share shall be sent to the Company for registration.

4.2	Subject to the Memorandum, these Articles and to section 54(5) of the Act, the Company shall, on receipt of an instrument of transfer, enter the name of the transferee of the share in the Company’s register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution. Where the directors pass such a resolution, the Company shall send to the transferor and the transferee a notice of the refusal or delay. Notwithstanding anything contained in the Memorandum or these Articles, the directors shall not decline to register any transfer of shares, nor may they suspend registration thereof, where such transfer is:

4.2.1	to any mortgagee or chargee whose interest has been noted on the Company’s register of members; or

4.2.2	by any such mortgagee or chargee pursuant to the power of sale under its security or otherwise and in accordance with the terms of the relevant security document.

4.3	The transfer of a share is effective when the name of the transferee is entered in the Company’s register of members.

5	MORTGAGES OF SHARES AND CHARGES OVER SHARES

5.1	Members may mortgage or create a charge or other form of security over their shares.

5.2	The directors shall, at the written request of a member who has mortgaged or created a charge over his shares, enter in the Company’s register of members:

5.2.1	a statement that such shares are mortgaged or charged;

5.2.2	the name of the mortgagee or chargee (where such information has been stated by the member); and

5.2.3	the date on which the statement and name are entered in the Company’s register of members.

6	TRANSMISSION OF SHARES

6.1	Subject to sections 52(2) and 53 of the Act, the executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to such member’s share(s), save that and only in the event of death, incompetence or bankruptcy of any member or members as a consequence of which the Company no longer has any directors or members, then upon the production of any documentation which is reasonable evidence of the applicant being entitled to:

6.1.1	a grant of probate of the deceased’s will, or grant of letters of administration of the deceased’s estate, or confirmation of the appointment as executor or administrator (as the case may be, or analogous position in the relevant jurisdiction), of a deceased member’s estate;

6.1.2	the appointment of a guardian (or analogous position in the relevant jurisdiction) of an incompetent member;

6.1.3	the appointment as trustee (or analogous position in the relevant jurisdiction) of a bankrupt member; or

6.1.4	upon production of any other reasonable evidence of the applicant’s beneficial ownership of, or entitlement to the shares, to the Company’s registered agent in the British Virgin Islands together with (if so requested by the registered agent) a notarised copy of the share certificate(s) of the deceased, incompetent or bankrupt member, an indemnity in favour of the registered agent and/or appropriate legal advice in respect of any document issued by a foreign court, then the administrator, executor, guardian or trustee in bankruptcy (as the case may be) notwithstanding that their name has not been entered in the Company’s register of members, may by written resolution of the applicant, endorsed with written approval by the registered agent, be appointed a director and/or entered in the Company’s register of members as the legal and/or beneficial owner of the shares.

6.2	Without limiting the foregoing, the production to the Company of any document which is reasonable evidence of:

6.2.1	a grant of probate of the will, or grant of letters of administration of the estate, or confirmation of the appointment as executor (or analogous position in the relevant jurisdiction), of a deceased member;

6.2.2	the appointment of a guardian (or analogous position in the relevant jurisdiction) of an incompetent member;

6.2.3	the trustee (or analogous position in the relevant jurisdiction) of a bankrupt member; or

6.2.4	the applicant’s legal and/or beneficial ownership of the shares, shall be accepted by the Company even if the deceased, incompetent member or bankrupt member is resident and/or domiciled outside the British Virgin Islands if the document is issued by a foreign court which had competent jurisdiction in the matter. For the purposes of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian, trustee in bankruptcy or the applicant.

6.3	Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such (but without requiring an instrument of transfer).

6.4	Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

6.5	What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

7	ACQUISITION OF OWN SHARES

7.1	The Company may, in the manner determined by the directors by Resolution of Directors (and subject to the written consent of all the members whose shares are to be purchased, redeemed or otherwise acquired), purchase, redeem or otherwise acquire any of the Company’s own shares for such consideration as the directors consider fit, and either cancel or hold such shares as treasury shares. Shares may be purchased or otherwise acquired in exchange for newly issued shares in the Company.

7.2	The directors shall not, unless permitted pursuant to the Act, purchase, redeem or otherwise acquire any of the Company’s own shares unless immediately after such purchase, redemption or other acquisition:

7.2.1	the value of the Company’s assets exceeds it liabilities; and

7.2.2	the Company is able to pay its debts as they fall due.

7.3	Sections 60 and 61 of the Act shall not apply to the Company.

8	TREASURY SHARES

8.1	Shares may only be held as treasury shares by the Company to the extent that the number of treasury shares does not exceed 50% of the shares of that class previously issued by the Company, excluding shares that have been cancelled.

8.2	The directors may dispose of any treasury shares on such terms and conditions as they may from time to time determine.

9	LIEN

9.1	The Company shall have a first and paramount lien on every share which has been registered in the name of a member, whether singly or jointly with any other person, for all the debts incurred before or after the notice to the Company of any interest of any person other than such member, and whether the time for the payment or discharge of the same shall have arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not.

9.2	The Company’s lien on a share shall extend to all dividends payable on the share.

9.3	The directors may at any time either generally, or in any particular case, waive any lien that has arisen or may declare any share to be wholly or in part exempt from the provisions of this regulation 9.

9.4	The Company may sell, in such manner as may be determined by Resolution of Directors, any share on which the Company has a lien, but no sale shall be made unless the sum in respect of which the lien exists is payable nor until the expiry of twenty one days after a notice in writing, demanding payment of the sum payable and giving notice of the intention to sell in default of such payment, has been served on the member holding the share and shown as the member in the register of members of the Company.

9.4.1	The net proceeds of the sale by the Company of any share on which it has a lien shall be applied in or towards payment of the debt in respect of which the lien exists so far as the same is payable and any residue shall (subject to any like lien for debts or liabilities payable which existed upon the share prior to the sale) be paid to the member holding the share and shown as the member in the register of members of the Company immediately before the sale.

9.4.2	For giving effect to any such sale the directors may authorise any person to transfer the share sold to the purchaser thereof.

9.4.3	The purchaser shall be registered as the holder of the share and he shall not be bound to see the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

10	NOTICE OF MEETINGS OF MEMBERS

10.1	The directors may convene meetings of members at such times and in such manner and places (within or outside the British Virgin Islands) as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members entitled to exercise at least thirty (30) percent of the voting rights in respect of the matter for which the meeting is requested.

10.2	Not less than seven (7) days’ notice specifying at least the place, the day and the hour of the meeting and general nature of the business to be conducted shall be given in the manner hereinafter mentioned to such persons whose names on the date the notice is given appear as members in the Company’s register of members and are entitled to vote at the meeting. The record date for determining those members that are entitled to vote at the meeting may be specified in the notice (and such record date need not be the date notice is given).

10.3	Notwithstanding the foregoing Article, a meeting of members held in contravention of the requirement to give notice is valid if members holding ninety (90) percent of:

10.3.1	the total voting rights on all the matters to be considered at the meeting; or

10.3.2	the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes, have waived notice of the meeting and, for this purpose, the presence of a member at the meeting shall be deemed to constitute waiver on his part (unless such member objects in writing before the meeting proceeds to business).

10.4	The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received a notice that has been properly given, shall not invalidate the meeting.

11	PROCEEDINGS AT MEETINGS OF MEMBERS

11.1	No business shall be transacted at any meeting of members unless a quorum of members is present at the time when the meeting proceeds to business. A quorum shall consist of the holder or holders present in person or by proxy entitled to exercise at least fifty (50) percent of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon.

11.2	A member shall be deemed to be present at a meeting of members if:

11.2.1	he or his proxy participates by telephone or other electronic means; and

11.2.2	all members and proxies participating in the meeting are able to hear each other.

11.3	If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting shall be dissolved or, at the discretion of the Chairman, shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Chairman may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the members present shall be a quorum.

11.4	A member may attend a meeting of members personally or be represented by a proxy who may speak and vote on behalf of the member.

11.5	The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. An instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy, but must be in writing under the hand of the appointer unless the appointer is a corporation or other form of legal entity (other than one or more individuals holding as joint owner) in which case the instrument appointing a proxy shall be in writing under the hand of an individual duly authorised by such corporation or legal entity to execute the same.

11.6	The directors may, at any time prior to the time appointed for the meeting of members to commence, appoint any person to act as chairman of the meeting of the members (the “Chairman”) or, if the directors do not make any such appointment, the Chairman of the Board shall preside as the Chairman. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the directors present shall elect one of their number to be the Chairman.

11.7	If no director is willing to act as Chairman or if no director is present within fifteen minutes after the time appointed for the meeting to commence, the members present shall choose one of their number to be Chairman.

11.8	The Chairman may adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.9	At any meeting a resolution put to the vote of the meeting shall be decided on a show of hands by the holders of a majority of in excess of fifty (50) percent of the votes of those members (or their duly appointed proxies) entitled to vote and voting on the resolution, unless a poll is (before or on the declaration of the result of the show of hands) demanded:

11.9.1	by the Chairman; or

11.9.2	by any member present in person or by proxy and holding not less than one tenth of the total voting shares issued and having the right to vote on such resolution.

11.10	Unless a poll be so demanded, a declaration by the Chairman that a resolution has, on a show of hands been carried, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be sufficient evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

11.11	If a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn, at the discretion of the Chairman.

11.12	On a poll, every holder of a voting share present in person or by proxy shall have one vote for every voting share of which he is the holder which confers the right to a vote on the resolution. On a poll, a Resolution of Members is passed if it is approved by a majority of the votes validly cast by members holding shares entitled to vote on the poll.

11.13	In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall not be entitled to a second or casting vote.

11.14	Subject to the Memorandum or these Articles, an action that may be taken by members at a meeting of members may also be taken by a resolution consented to in writing, without the need for any notice. The consent may consist of several documents, including written communications in like form each signed or assented to by one or more members. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date from which members holding a sufficient number of votes of shares to pass the resolution have given their written consent.

11.15	If a committee is appointed for any member who is of unsound mind, that member may vote by such committee

12	JOINTLY HELD SHARES

12.1	Where shares are registered in the names of joint owners:

12.1.1	each registered owner may be present in person or by proxy at a meeting of members and may speak as a member;

12.1.2	if only one of them is present in person or by proxy, he may vote on behalf of all of them; and

12.1.3	if two or more are present in person or by proxy, they must vote as one. If more than one joint owner votes in person or by proxy at any meeting of members or consents in writing pursuant to Article 11.14, the vote or consent of the joint owner whose name appears first among such joint holders in the Company’s register of members shall alone be counted.

13	CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

Any corporation or other form of corporate legal entity which is a member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the members or any class of members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member.

14	APPOINTMENT AND REMOVAL OF DIRECTORS

14.1	The first director or directors shall be appointed by the registered agent of the Company. Thereafter, the directors shall be appointed and removed by Resolution of Directors or Resolution of Members. A director shall be appointed for such term as may be specified on his appointment or, failing any term specified, shall be deemed to be appointed indefinitely. Sections 114(2) and 114(3) of the Act shall not apply to the Company.

14.2	Where there are no members of the Company and the sole director or all the directors appointed under paragraph 14.1, resign or die or in the case of a director that is not an individual, ceases to exist, the first registered agent may appoint one or more persons as directors of the Company.

14.3	The directors may, by Resolution of Directors, appoint a director to fill a vacancy on the board of directors of the Company. The term of the appointment of such director shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office. A vacancy on the board of directors of the Company occurs if a director dies, or in the case of a director that is not an individual, ceases to exist, or otherwise ceases to hold office as a director prior to the expiration of his term of office.

14.4	A person shall not be appointed as a director unless he has consented in writing to be a director.

14.5	Each director holds office until:

14.5.1	his disqualification to act as a director under section 111 of the Act (on which his office as director shall be automatically terminated if he has not resigned in accordance with section 115(2) of the Act);

14.5.2	his death or, in the case of a director that is not an individual, its ceasing to exist;

14.5.3	his resignation;

14.5.4	the expiry of the term of office (if any) specified on his appointment or as the directors or members may have determined; or

14.5.5	the effective date of his removal by Resolution of Directors or Resolution of Members.

14.6	The following are disqualified for appointment as a director:

14.6.1	an individual who is under 18 years of age;

14.6.2	a person who is a disqualified person within the meaning of section 260(4) of the Insolvency Act, 2003;

14.6.3	a person who is a restricted person within the meaning of section 409 of the Insolvency Act, 2003; and

14.6.4	an undischarged bankrupt.

14.7	A director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of directors and meeting of members and at any separate meeting of the holders of any class of shares in the Company.

14.8	The remuneration of directors (whether by way of salary, commission, participation in profits or otherwise) in respect of services rendered or to be rendered in any capacity to the Company (including to any company in which the Company may be interested) shall be fixed by Resolution of Directors or Resolution of Members. The directors may also be paid such travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors or meetings of the members, or in connection with the business of the Company as shall be approved by Resolution of Directors or Resolution of Members.

15	ALTERNATE DIRECTORS AND RESERVE DIRECTORS

15.1	A director, by written instrument deposited at the registered office, may from time to time appoint another director or another person who is not disqualified for appointment as a director under section 111 of the Act to be his alternate to:

15.1.1	exercise the appointing director’s powers; and

15.1.2	carry out the appointing director’s responsibilities, in relation to the taking of decisions by the directors in the absence of the appointing director.

15.2	No person shall be appointed as an alternate director unless he has consented in writing to be an alternate director. The appointment of an alternate director does not take effect until written notice of the appointment has been deposited at the registered office.

15.3	The appointing director may, at any time, terminate or vary the alternate’s appointment. The termination or variation of the appointment of an alternate director does not take effect until written notice of the termination or variation has been deposited at the registered office, save that if a director shall die or cease to hold the office of director, the appointment of his alternate shall thereupon cease and terminate immediately without the need for notice.

15.4	An alternate director has no power to appoint an alternate, whether of the appointing director or of the alternate director.

15.5	An alternate director has the same rights as the appointing director in relation to any meeting of directors and any Resolution of Directors passed by way of a consent in writing. Unless stated otherwise in the notice of the appointment of the alternate, or a notice of variation of the appointment, if undue delay or difficulty would be occasioned by giving notice to a director of a resolution of which his approval is sought in accordance with these Articles his alternate (if any) shall be entitled to waive notice on behalf of the appointing director and vote on or consent to the resolution on behalf of that director. Any exercise by the alternate director of the appointing director’s powers in relation to the taking of decisions by the directors is as effective as if the powers were exercised by the appointing director. An alternate director does not act as an agent of or for the appointing director and is liable for his own acts and omissions as an alternate director.

15.6	The remuneration of an alternate (if any) shall be payable out of the remuneration payable to the director appointing him (if any), as agreed between such alternate and the director appointing him.

15.7	Where the Company has only one member with voting rights who is an individual and that member is also the sole director (the “sole member/director”), that sole member/director may, by instrument in writing, nominate a person who is not disqualified from being a director under section 111(1) of the Act as a reserve director of the Company to act as director in the place of the director in the event of his death. A person shall not be nominated as a reserve director unless he has consented in writing to be nominated as a reserve director. The nomination of a person as a reserve director of the Company ceases to have effect if:

15.7.1	before the death of the sole member/director who nominated him:

15.7.1.1	he resigns as reserve director; or

15.7.1.2	the sole member/director revokes the nomination in writing; or

15.7.2	the sole member/director who nominated him ceases to be the sole member/director for any reason other than his death.

16	DUTIES OF DIRECTORS AND CONFLICTS OF INTERESTS

16.1	A director, in exercising his powers or performing his duties, shall act honestly and in good faith and in what the director believes to be the best interests of the Company.

16.2	Notwithstanding the foregoing Article:

16.2.1	if the Company is a wholly-owned subsidiary, a director may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the Company’s parent even though it may not be in the best interests of the Company;

16.2.2	if the Company is a subsidiary, but not a wholly-owned subsidiary, a director may, when exercising powers or performing duties as a director, with the prior agreement of all the members, other than its parent, act in a manner which he believes is in the best interests of the Company’s parent even though it may not be in the best interests of the Company; and

16.2.3	if the Company is carrying out a joint venture between the members, a director may, when exercising powers or performing duties as a director in connection with the carrying out of the joint venture, act in a manner which he believes is in the best interests of a member or members, even though it may not be in the best interests of the Company.

16.3	A director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the Company acting, in a manner that contravenes the Act or the Memorandum or these Articles.

16.4	A director, when exercising powers or performing duties as a director, shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation:

16.4.1	the nature of the Company;

16.4.2	the nature of the decision; and

16.4.3	the position of the director and the nature of the responsibilities undertaken by him.

16.5	A director, when exercising his powers or performing his duties as a director, is entitled to rely upon the register of members and upon books, records, financial statements and other information prepared or supplied, and on professional or expert advice given, by:

16.5.1	an employee of the Company whom the director believes on reasonable grounds to be reliable and competent in relation to the matters concerned;

16.5.2	a professional adviser or expert in relation to matters which the director believes on reasonable grounds to be within the person’s professional or expert competence; and

16.5.3	any other director, or committee of directors upon which the director did not serve, in relation to matters within the director’s or committee’s designated authority, provided that the director:

16.5.3.1	acts in good faith;

16.5.3.2	makes proper inquiry where the need for the inquiry is indicated by the circumstances; and

16.5.3.3	has no knowledge that his reliance on the register of members or the books, records, financial statements and other information or expert advice is not warranted.

16.6	A director may hold any other office or position of profit under the Company (except that of auditor or liquidator) in conjunction with his office of director, and may act in a professional capacity to the Company on such terms as to remuneration and otherwise as the directors shall approve.

16.7	A director may be or become a director or officer of, or otherwise be interested in any company promoted by the Company, or in which the Company may be interested, as a member or otherwise and no such director shall be accountable for any remuneration or other benefits received by him as director or officer or from his interest in such other company. The directors may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolutions appointing them, or of their number, directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company. A director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or be about to become, a director or officer of such other company, and as such in any other manner is, or may be, interested in the exercise of such voting rights in the manner aforesaid.

16.8	No director shall be disqualified by his office from contracting with the Company either as a buyer, seller or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any director shall be in any way interested be voided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement, by reason of such director holding that office or by reason of the fiduciary relationship thereby established, provided such director shall, immediately after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose such interest to the board. For the purposes of this Article:

16.8.1	a director is not required to make such a disclosure if:

16.8.1.1	the transaction or proposed transaction is between the director and the Company; and

16.8.1.2	the transaction or proposed transaction is or is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions;

16.8.2	a disclosure to the board to the effect that a director is a member, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, is a sufficient disclosure of interest in relation to that transaction. Such a disclosure is not made to the board unless it is made or brought to the attention of every director on the board; and

16.8.3	subject to section 125(1) of the Act, the failure by a director to comply with this Article does not affect the validity of a transaction entered into by the director or the Company.

16.9	A director who is interested in a transaction entered into or to be entered into by the Company may:

16.9.1	vote on a matter relating to the transaction;

16.9.2	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

16.9.3	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

17	POWERS OF DIRECTORS

17.1	The business of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company, and may exercise all such powers of the Company necessary for managing and for directing and supervising, the business and affairs of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members, subject to any delegation of such powers as may be authorised by these Articles and permitted by the Act and to such requirements as may be prescribed by Resolution of the Members, but no requirement made by Resolution of the Members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

17.2	Section 175 of the Act shall not apply to the Company.

17.3	If the number of directors shall have been fixed at two or more persons and by reason of vacancies having occurred in the board there shall be only one continuing director, he shall be authorised to act alone only for the purpose of appointing another director.

18	DELEGATION BY THE BOARD TO DIRECTORS, COMMITTEES, OFFICERS, ATTORNEYS AND AGENTS

18.1	The board may entrust to and confer upon any director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers. Subject to the provisions of section 110 of the Act, the directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committees so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the directors or the provisions of the Act.

18.2	The directors have no power to delegate the following powers to a committee of directors:

18.2.1	to amend the Memorandum or these Articles;

18.2.2	to designate committees of directors;

18.2.3	to delegate powers to a committee of directors (provided that this and the preceding sub-Article do not prevent a committee of directors, where authorised by the directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee);

18.2.4	to appoint or remove directors;

18.2.5	to appoint or remove an agent;

18.2.6	to approve a plan or merger, consolidation or arrangement;

18.2.7	to make a declaration of solvency for the purposes of section 198(1)(a) of the Act or approve a liquidation plan; or

18.2.8	to make a determination under section 57(1) of the Act that the Company will, immediately after a proposed distribution, satisfy the solvency test.

18.3	Where the directors delegate their powers to a committee of directors, they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds that, at all times before the exercise of the power, the committee would exercise the power in conformity with the duties imposed on directors by the Act.

18.4	The directors may, by Resolution of Directors, appoint officers of the Company at such times as shall be considered necessary or expedient. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modifications in such duties as may be prescribed by the directors thereafter.

18.5	Any person may hold more than one office and no officer need be a director or member. The officers shall remain in office until removed from office by the directors, whether or not a successor is appointed.

18.6	Any officer who is a body corporate may appoint any person as its duly authorised representative for the purpose of representing it and of transacting any of the business of the officers.

18.7	The directors may from time to time by power of attorney appoint any company, firm or person or body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as the directors think fit.

18.8	The directors may appoint any person, including a person who is a director, to be an agent of the Company. An agent of the Company has such powers and authority of the directors, including the power and authority to affix the common seal of the Company, as are set forth in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

18.8.1	to amend the Memorandum or these Articles;

18.8.2	to change the registered office or registered agent;

18.8.3	to designate committees of directors;

18.8.4	to delegate powers to a committee of directors;

18.8.5	to appoint or remove directors;

18.8.6	to appoint or remove an agent;

18.8.7	to fix emoluments of directors;

18.8.8	to approve a plan of merger, consolidation or arrangement;

18.8.9	to make a declaration of solvency for the purposes of section 198(1)(a) of the Act or to approve a liquidation plan;

18.8.10	to make a determination under section 57(1) of the Act that the Company will, immediately after a proposed distribution, satisfy the solvency test as stipulated in section 56 of the Act; or

18.8.11	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

18.9	Where the directors appoint any person to be an agent of the Company, they may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

18.10	The directors may at any time remove an agent and may revoke or vary a power conferred on him.

19	PROCEEDINGS OF DIRECTORS

19.1	The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. The meetings of the board and any committee thereof shall be held at such place or places (within or outside the British Virgin Islands) as the directors shall decide.

19.2	A director may at any time summon a meeting of the directors. A director shall be given not less than three (3) business days’ (as defined in the Act) notice of a meeting of the directors, save that a meeting of directors held on less notice is valid if a majority of the directors entitled to vote at the meeting have waived the notice of the meeting; and, for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part (unless he objects in writing before the meeting proceeds to business).

19.3	The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, shall not invalidate the meeting.

19.4	Any director who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the directors and of transacting any of the business of the directors.

19.5	A meeting of the directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-third of the total number of directors with a minimum of two (2).

19.6	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

19.7	A director shall be deemed to be present at a meeting of the board if:

19.7.1	he or his alternate participates by telephone or other electronic means; and

19.7.2	all directors and alternates participating in the meeting are able to hear each other.

19.8	The directors may elect a chairman (the “Chairman of the Board”) of their meeting and determine the period for which he is to hold office. If no such Chairman of the Board is elected, or if at any meeting the Chairman of the Board is not present at the time appointed for holding the meeting, the directors present may choose one of their number to be Chairman of the Board for the meeting. If the directors are unable to choose a Chairman of the Board, for any reason, then the longest serving director present at the meeting shall preside as the Chairman of the Board.

19.9	Questions arising at any meeting of directors shall be decided by a majority of the votes cast by directors who are present in person or by alternate at the meeting and entitled to vote on the resolution. In the event of an equality in votes the Chairman of the Board shall have a second or casting vote.

19.10	A resolution approved by a majority of the directors or their alternates for the time being entitled to receive notice of a meeting of the directors taking the form of a consent in writing shall be as valid and effectual as if it had been passed at a meeting of the directors duly convened and held, without the need for any notice. The consent in writing may consist of several documents, including written communications, in like form each signed or assented to by one or more directors. If the consent is in one or more counter parts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date from which directors having a sufficient number of votes to pass the resolution have given their written consent.

19.11	If the Company shall have only one director, the foregoing provisions for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note of memorandum of all matters requiring a Resolution of Directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

20	INDEMNIFICATION AND INSURANCE

20.1	Subject to the provisions of the Act, every director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former director and former officer of the Company (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

20.2	The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such Indemnified Person shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

20.3	The directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

21	COMPANY SEAL AND ENTRY INTO CONTRACTS AND DEEDS

21.1	The directors shall provide for the safe custody of the common seal of the Company. The common seal when affixed to any instrument (save for a share certificate in accordance with these Articles) shall be witnessed by a director or officer of the Company or any other person so authorised from time to time by the directors.

21.2	A contract may be entered into by the Company as follows:

21.2.1	a contract that, if entered into by an individual, would be required by law to be in writing and under seal, may be entered into by or on behalf of the Company in writing under the common seal of the Company, or executed by or on behalf of the Company by a director or an authorised agent of the Company, and may be varied or discharged in the same manner;

21.2.2	a contract that, if entered into by an individual, would be required by law to be in writing and signed, may be entered into by or on behalf of the Company in writing and signed by a person acting under the express or implied authority of the company, and may be varied or discharged in the same manner; and

21.2.3	a contract that, if entered into by an individual, would be valid although entered into orally, and not reduced to writing, may be entered into orally by or on behalf of the Company by a person acting under the express or implied authority of the Company, and may be varied or discharged in the same manner.

21.3	Notwithstanding the foregoing Article, an instrument is validly executed by the Company as a deed, or an instrument under seal, if it is either:

21.3.1	sealed with the common seal of the Company and witnessed by a director and/or such other person who is authorised by the Memorandum or these Articles to witness the application of the common seal of the Company; or

21.3.2	expressed to be, or is expressed to be executed as, or otherwise makes clear on its face that it is intended to be, a deed and it is signed by a director and/or by a person acting under the express or implied authority of the Company.

22	DISTRIBUTIONS

22.1	Subject to the provisions of the Act, the directors may, by Resolution of Directors, authorise a distribution by the Company at a time, and of an amount, and to any members they think fit if they are satisfied, on reasonable grounds that, immediately after the distribution, the value of the Company’s assets will exceed the Company’s liabilities and the Company will be able to pay its debts as they fall due. Distributions, including dividends, may be declared and paid in cash or in specie, in shares or other assets and the directors may for such purpose set such value as they deem fair upon any such assets.

22.2	No distribution shall be paid on those shares which are held by the Company as treasury shares at the date of declaration of the distribution.

22.3	The directors may, before recommending any distribution, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at their discretion, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit.

22.4	If several persons are registered as joint holders of any share, any of them may give effectual receipt for any distribution or other monies payable on or in respect of the share.

22.5	Notice of any distribution that may have been declared shall be given to each member in the manner hereinafter mentioned and all distributions unclaimed for three years after having been declared may be forfeited by the directors for the benefit of the Company.

22.6	No distribution shall bear interest against the Company.

23	COMPANY RECORDS

23.1	The Company shall keep records that:

23.1.1	are sufficient to show and explain the Company’s transactions; and

23.1.2	will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

23.2	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

23.2.1	minutes of all meetings and all resolutions of members and of classes of members;

23.2.2	minutes of all meetings and all resolutions of directors and committees of directors; and

23.2.3	the records and underlying documentation of the Company (including, without limitation, its accounts (if any)).

23.3	Where any such records are kept at a place other than at the office of the Company’s registered agent, the Company shall provide the registered agent with a written record of the physical address of the place or places at which the records are kept. Where the place at which any such records are kept is changed, the Company shall provide the registered agent with the physical address of the new location of the records within fourteen (14) days of the change of location.

23.4	The Company shall retain its records and underlying documentation for a period of at least five years from the date:

23.4.1	of completion of the transaction to which the records and underlying documentation relate; or

23.4.2	the Company terminates the business relationship to which the records and underlying documentation relate, and for these purposes “business relationship” means a continuing arrangement between the Company and one or more persons with whom the Company engages in business, whether on a one-off, regular or habitual basis.

23.5	The Company shall keep a register to be known as a register of directors containing the names and addresses of the persons who are directors, the date on which each person whose name is entered in the register was appointed as a director, the date on which each person named as a director ceased to be a director, and such other information as may be prescribed from time to time by law.

23.6	The Company shall maintain an accurate and complete register of members showing the full names and addresses of all persons holding registered shares in the Company, the number of each class and series of registered shares held by such person, the date on which the name of each member was entered in the register of members and where applicable, the date such person ceased to hold any registered shares in the Company.

23.7	The Company shall maintain an accurate and complete register of charges in accordance with section 162(1) showing;

23.7.1	if the charge is a charge created by the company, the date of its creation or, if the charge is a charge existing on property acquired by the company, the date on which the property was acquired;

23.7.2	a short description of the liability secured by the charge;

23.7.3	a short description of the property charged;

23.7.4	the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

23.7.5	unless the charge is a security to bearer, the name and address of the holder of the charge; and

23.7.6	details of any prohibition or restriction, if any, contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

23.8	The Company shall keep the following at the office of its registered agent:

23.8.1	the Memorandum and these Articles;

23.8.2	the register of members maintained in accordance with these Articles or a copy of the register of members;

23.8.3	the register of directors maintained in accordance with these Articles or a copy of the register of directors;

23.8.4	copies of all notices and other documents filed by the Company in the previous ten years;

23.8.5	a copy of the register of charges kept by the Company pursuant to section 162(1) of the Act; and

23.8.6	an imprint of the common seal.

23.9	Where the Company keeps a copy (but not the original) of the register of members or the register of directors at the office of its registered agent, it shall:

23.9.1	within fifteen (15) days of any change in the register, notify the registered agent, in writing, of the change; and

23.9.2	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept, and where the place at which the original register of members or the original register of directors is kept is changed, the Company shall provide the registered agent with the physical address of the new location of the records within fourteen (14) days of the change of location.

23.10	The records, documents and registers required by these Articles shall be open to the inspection of the directors at all times.

23.11	The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the records, documents and registers of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right to inspect any records, documents or registers of the Company except as conferred by the Act or authorised by a Resolution of Directors.

24	AUDIT

24.1	The directors may by a Resolution of Directors call for the accounts of the Company to be examined by an auditor or auditors to be appointed by them at such remuneration as may from time to time be agreed.

24.2	The auditor may be a member but no director or officer of the Company shall be eligible to be an auditor of the Company during his continuance in office.

24.3	Every auditor of the Company shall have a right of access at all times to the books of account of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he thinks necessary for the performance of his duties.

24.4	The report of the auditor shall be annexed to the accounts upon which he reports, and the auditor shall be entitled to receive notice of, and to attend, any meeting at which the Company’s audited profit and loss account and/or balance sheet is to be presented.

25	NOTICES

25.1	Any notice, information or written statement required to be given to members shall be served by mail, fax (or equivalent means of transmittance) or email addressed to each member at the address shown in the Company’s register of members (or where the notice is given by email or fax (or equivalent means of transmittance) by sending it to the email address or fax number (or equivalent) provided by such member). Any mailed notice, if posted from one country to another, is to be sent by airmail.

25.2	Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays in the British Virgin Islands) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the British Virgin Islands) following the day on which the notice was posted. Where a notice is sent by fax (or equivalent means of transmittance), service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by email, service shall be deemed to be effected by transmitting the email to the email address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for receipt of the email to be acknowledged by the recipient.

25.3	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

25.4	All notices directed to be given to the members shall, with respect to any registered shares to which persons are jointly entitled, be given to whichever of such persons is named first in the Company’s register of members, and notice so given shall be sufficient notice to all the holders of such shares.

26	CONTINUATION

The Company may, by a Resolution of Directors or by a Resolution of Members, continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

27	LIQUIDATION

27.1	The Company may be voluntarily liquidated under Part XII of the Act if;

27.1.1	it has no liabilities; or

27.1.2	it is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities.

27.2	A voluntary liquidator may, subject to the terms of the Act, be appointed by a Resolution of Directors or by a Resolution of Members provided the members have approved, by Resolution of Members, a liquidation plan approved by the directors.

27.3	If the Company shall be liquidated, the voluntary liquidator may divide amongst the members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any such property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributors as the liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

We, Corporate Registrations Limited of Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands, in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 27th day of May, 2022.

Incorporator

Sgd: Alicia Davis and Marsha Fahie

________________________________

Alicia Davis and Marsha Fahie

Authorised Signatories

Corporate Registrations Limited

Sea Meadow House

P. O. Box 116

Road Town, Tortola

British Virgin Islands